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                                                                  Exhibit (9)(e)

              AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION

         Agreement and Plan of Reorganization and Liquidation ("Agreement") dated as of March 21, 1997, by and between The Riverfront Funds, Inc., a Maryland corporation ("Company") and The Riverfront Funds, an Ohio business trust ("Trust")

         WHEREAS, Company is registered under the Investment Company Act of 1940, as amended ("1940 Act") as an open-end investment company of the management type and has issued and outstanding shares of capital stock, par value $.001, of the following seven series: The Riverfront U.S. Government Securities Money Market Fund ("Company Money Market Fund"), The Riverfront U.S. Government Income Fund ("Company Government Income Fund"), The Riverfront Income Equity Fund ("Company Income Equity Fund"), The Riverfront Ohio Tax-Free Bond Fund ("Company Tax-Free Bond Fund"), The Riverfront Balanced Fund ("Company Balanced Fund"), The Riverfront Stock Appreciation Fund ("Company Stock Appreciation Fund") and The Riverfront Large Company Select Fund ("Company Large Company Select Fund," and, together with each of the Company's other six series described above, the "Acquired Series"); and

         WHEREAS, On or before the Exchange Date (as defined below) Trust is expected to become registered under the 1940 Act as an open-end investment company of the management type, and is expected to have issued and outstanding a nominal number of shares of beneficial interest, without par value, of the following seven series: The Riverfront U.S. Government Securities Money Market Fund ("Trust Money Market Fund"), The Riverfront U.S. Government Income Fund ("Trust Government Income Fund"), The Riverfront Income Equity Fund ("Trust Income Equity Fund"), The Riverfront Ohio Tax-Free Bond Fund ("Trust Tax-Free Bond Fund"), The Riverfront Balanced Fund ("Trust Balanced Fund"), The Riverfront Small Company Select Fund ("Trust Small Company Select Fund") and The Riverfront Large Company Select Fund ("Trust Large Company Select Fund," and, together with each of the Trust's other six series described above, the "Acquiring Series"); and

         WHEREAS, Each of the Company and the Trust has authorized the issuance of two classes of shares, Investor A Shares and Investor B Shares, each series of Company other than Company Money Market Fund has issued and outstanding both Investor A Shares and Investor B Shares, each series of Trust other than Trust Money Market Fund, on or before the Valuation Time (as defined below), is expected to have issued and outstanding a nominal number of both Investor A Shares and Investor B Shares, Company Money Market Fund has issued

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and outstanding Investor A Shares only, and Trust Money Market Fund, on or before the Valuation Time (as defined below), is expected to have issued and outstanding a nominal number of Investor A Shares only; and

         WHEREAS, Each of the Acquired Series plans to transfer all assets belonging to such series, and to assign all of the liabilities belonging to such series, to the corresponding Acquiring Series, in exchange for Investor A Shares and Investor B Shares (Investor A Shares only in the case of Trust Money Market
Fund) of the corresponding Acquiring Series ("Acquiring Series Shares"), followed by the constructive distribution of the Acquiring Series Shares by each Acquired Series to the shareholders of the Acquired Series in connection with the dissolution of the Company and the Acquired Series, all upon the terms and provisions of this Agreement (individually and together, the "Reorganization"); and

         WHEREAS, The Acquired Series and the Acquiring Series correspond to one another as follows: Company Money Market Fund corresponds to Trust Money Market Fund, Company Government Income Fund corresponds to Trust Government Income Fund, Company Income Equity Fund corresponds to Trust Income Equity Fund, Company Tax-Free Bond Fund corresponds to Trust Tax-Free Bond Fund, Company Balanced Fund corresponds to Trust Balanced Fund, Company Stock Appreciation Fund corresponds to Trust Small Company Select Fund and Company Large Company Select Fund corresponds to Trust Large Company Select Fund; and

         WHEREAS, This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (the "Code") for each Acquired Series and its corresponding Acquiring Series; and

         WHEREAS, The Board of Directors of the Company has determined that the Reorganization is in the best interests of Company, and that the interests of its shareholders will not be diluted as a result thereof; and

         WHEREAS, The Trustee of the Trust has determined that the Reorganization is in the best interests of the Trust and that the interests of its shareholders will not be diluted as a result thereof;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto covenant and agree as follows:

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1.       Plan of Reorganization and Liquidation
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                  (a) SALE OF ASSETS, ASSUMPTION OF LIABILITIES. Subject to the
         prior approval of shareholders of Company and to the other terms and conditions contained herein (including the condition that each Acquired Series shall distribute to its shareholders all of its investment company taxable income and net capital gain as described in Section 9(h) herein), Company agrees to assign, convey, transfer and deliver to the Acquiring Series, and the Acquiring Series agree to acquire from Company on the Exchange Date (as defined below), all of the Investments (as defined below), cash and other assets of Company in exchange for that number of full and fractional Acquiring Series Shares of the Acquiring Series having an aggregate net asset value equal to the value of all assets of Company transferred to the Acquiring Series, as provided in Section 4, less the liabilities of Company assumed by the Acquiring Series.

                  (b) ASSETS ACQUIRED. The assets to be acquired by the Acquiring Series from Company shall consist of all of Company's property, including, without limitation, all Investments (as defined below), cash and dividends or interest receivables which are owned by Company and any deferred or prepaid expenses shown as an asset on the books of Company as of the Valuation Time described in Section 4.

                  (c) LIABILITIES ASSUMED. Prior to the Exchange Date Company will endeavor to discharge or cause to be discharged, or make provision for the payment of, all of its known liabilities and obligations. The Acquiring Series shall assume all liabilities, expenses, costs, charges and reserves of Company, contingent or otherwise, including liabilities reflected in the unaudited statement of assets and liabilities of Company as of the Valuation Time, prepared by or on behalf of Company in accordance with generally accepted accounting principles consistently applied from and after December 31, 1996, and including all liabilities of the Company under its registration statement on Form N-1A filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("1933 Act").

                  (d) MATTERS REGARDING TRUST. To the extent deemed necessary and appropriate, immediately upon delivery to the Company of the Acquiring Series Shares, the Company, as the then sole shareholder of the Trust, shall (l) elect as trustees of the Trust the persons then serving as directors of the Company, and (2) approve or disapprove (i) a separate Investment Advisory Agreement between the Trust and The

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         Provident Bank ("Provident") with respect to each of the Acquiring
         Series, (ii) a separate Sub-Investment Advisory Agreement between Provident and DePrince, Race & Zollo, Inc. with respect to the Trust Income Equity Fund, (iii) the independent accountants who currently serve in that capacity for the Company, and (iv) such other matters as deemed necessary and appropriate, voting in the same manner as the shareholders of the Acquired Series have voted in connection with the Agreement.

                  (e) LIQUIDATION AND DISSOLUTION. Upon consummation of the transactions described in Section 1(a), 1(b), 1(c) and 1(d) above, Company shall constructively distribute in complete liquidation to its shareholders of record as of the Exchange Date the Acquiring Series Shares received by it, each Company shareholder of record being entitled constructively to receive that number and class of Acquiring Series Shares equal to the proportion which the number and class of shares of capital stock, par value $.001, of Company held by such shareholder bears to the total number and class of such shares of Company outstanding on such date, and shall take such further action as may be required, necessary or appropriate under Company's Articles of Incorporation, Maryland law and the Code to effect the complete liquidation and dissolution of Company. Company will fulfill all reporting requirements under the 1940 Act, both before and after the Reorganization.

2.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF COMPANY.
         Company represents and warrants to and agrees with Trust and the Acquiring Series that:

                  (a) Company is a corporation validly existing under the laws of the State of Maryland and has power to own all of its properties and assets and to carry out its obligations under this Agreement.

                  (b) Company is registered under the 1940 Act as an open-end investment company of the management type, and such registration has not been revoked or rescinded and is in full force and effect. Company has elected to qualify and has qualified, or intends to elect and qualify, each of the Acquired Series as a regulated investment company under Part I of Subchapter M of the Code as of and since its first taxable year, and each such Acquired Series qualifies, or intends to elect and qualify, and intends to continue to qualify as a regulated investment company for its taxable year ending upon its liquidation. Each Acquired Series has been a regulated investment company under such sections of the Code,

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         or intends to elect and qualify,  at all times since its
         inception.

                  (c) The statements of assets and liabilities, including the schedules of portfolio investments as of December 31, 1996, and the related statements of operations for the year then ended, and statements of changes in net assets for each of the two years in the period then ended, for Company, such statements (for periods after December 31, 1994) having been audited by Ernst & Young LLP, independent auditors of Company, have been furnished to Trust. Such statements of assets and liabilities fairly present the financial position of Company as of such date and such statements of operations and changes in net assets fairly reflect the results of operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles, and there are no known material liabilities of Company as of such dates which are not disclosed therein.

                  (d) The Prospectus of Company dated January 2, 1997 (the "Company Prospectus") and its related Statement of Additional Information dated January 2, 1997, in the forms filed under the 1933 Act with the Commission and previously furnished to Trust, did not as of their date and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (e) Except as may have been previously disclosed to Trust, there are no material legal, administrative or other proceedings pending or, to the knowledge of Company, threatened against Company.

                  (f) There are no material contracts outstanding to which Company is a party, other than as disclosed in the Company Prospectus and the corresponding Statement of Additional Information, and there are no such contracts or commitments (other than this Agreement) which will be terminated with liability to Company on or prior to the Exchange Date.

                  (g) Company has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statements of assets and liabilities at December 31, 1996 and those incurred in the ordinary course of Company's business as an investment company since that date.

                  (h) As used in this Agreement, the term "Investments" shall mean Company's investments shown on the statements of assets and liabilities at December 31, 1996 referred to in Section 2(g) hereof, as supplemented with such changes as

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         Company shall make after December 31, 1996 in the ordinary course of its business.

                  (i) Company has filed or will file all federal and state tax returns which, to the knowledge of Company's officers, are required to be filed by Company and has paid or will pay all federal and state taxes shown to be due on said returns or on any assessments received by Company. All tax liabilities of Company have been adequately provided for on its books, and no tax deficiency or liability of Company has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

                  (j) As of both the Valuation Time and the Exchange Date and except for shareholder approval and otherwise as described in Section 2(1), Company will have full right, power and authority to assign, transfer and deliver the Investments and any other of its assets and liabilities to be transferred to Trust and the Acquiring Series pursuant to this Agreement. On the Exchange Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, Trust and the Acquiring Series will acquire the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of Company and, except as described in Section 2(k), without any restrictions upon the transfer thereof.

                  (k) No registration under the 1933 Act of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of Company or Trust, except as previously disclosed to Trust by Company prior to the date hereof.

                  (l) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, Securities Exchange Act of 1934, as amended (the "1934 Act"), or 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) or state corporation laws.

                  (m) The Company will call a Special Meeting of Shareholders ("Special Meeting") to consider and act upon this Agreement, the Reorganization and related matters. In connection with such meeting, the Company will solicit proxies from its shareholders pursuant to proxy solicitation materials complying in all material respects with the 1934 Act and the

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         Rules and Regulations of the Commission thereunder ("1934 Act
         Regulations") and the 1940 Act and the Rules and Regulations of the Commission thereunder ("1940 Act Regulations").

                  (n) The Company will notify the Commission that the Trust will adopt and succeed to the Company's existing registration statement on Form N-1A (the "Registration Statement") under the 1933 Act with respect to the shares of the Acquired Series. At the time the adoption of such Registration Statement becomes effective, the Registration Statement (i) will comply in all material respects with the provisions of the 1933 Act and the Rules and Regulations of the Commission thereunder (the "Regulations") and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time Registration Statement becomes effective, at the time of the Special Meeting and on the Exchange Date (as defined below) the Company Prospectus and Statement of Additional Information, as amended or supplemented by any amendments or supplements filed by the Company, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF TRUST. Trust represents and warrants to and agrees with Company that:

                  (a) Trust is a business trust validly existing under the laws of the State of Ohio and has power to carry on its business as it is now being conducted and to carry out its obligations under this Agreement.

                  (b) On the Exchange Date and upon adopting and succeeding to the Registration Statement the Trust will be registered under the 1940 Act as an open-end investment company of the management type. The Acquiring Series expect to qualify as regulated investment companies under Part I of Subchapter M of the Code.

                  (c) The Acquiring Series will have no assets or liabilities as of the Valuation Time.

                  (d) There are no material legal, administrative or other proceedings pending or, to the knowledge of Trust or its Acquiring Series, threatened against Trust or the Acquiring Series, which assert liability on the part of Trust or the Acquiring Series.

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                  (e) There are no material contracts outstanding to which Trust or the Acquiring Series is a party, other than this Agreement and material contracts disclosed in the Registration Statement.

                  (f) The Trust and the Acquiring Series will file all federal and state tax returns which, to the knowledge of Trust's officers, are required to be filed by Trust and the Acquiring Series and will pay all federal and state taxes shown to be due on such returns or on any assessments received by Trust of the Acquiring Series.

                  (g) No consent, approval, authorization or order of any governmental authority is required for the consummation by Trust or the Acquiring Series of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws or state business trust laws.

                  (h) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 3(g), Trust and the Acquiring Series will have full right, power and authority to acquire the Investments and any other assets and assume the liabilities of Company to be transferred to the Acquiring Series pursuant to this Agreement.

                  (i) In connection with the Reorganization, the Trust will adopt and succeed to the Registration Statement. At the time the Registration Statement becomes effective, the Registration Statement
         (i) will comply in all material respects with the provisions of the 1933 Act and the Regulations and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time the Registration Statement becomes effective, at the time of the Special Meeting and on the Exchange Date (as defined below) the Company Prospectus and Statement of Additional Information, as amended or supplemented by any amendments or supplements filed by the Company, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (j) The Trust has no plan or intention to issue additional Trust shares following the Reorganization except for shares issued in the ordinary course of the Trust's business as an open-end investment company; nor does the Trust have any plan or intention to redeem or otherwise reacquire any Trust shares issued to Company shareholders pursuant to

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         the Reorganization, other than through redemptions arising in the ordinary course of that business. The Trust will actively continue the Company's business in the same manner that the Company conducted it immediately before the Reorganization and has no plan or intention to sell or otherwise dispose of any of the assets to be acquired by the Trust in the Reorganization, except for dispositions made in the ordinary course of its business and dispositions necessary to maintain the status of each Acquiring Series as a regulated investment company under Subchapter M of the Code.

                  (k) The Acquiring Series Shares to be issued by Trust have been duly authorized and when issued and delivered by Trust to Company pursuant to this Agreement will be legally and validly issued by Trust and will be fully paid and nonassessable, and no shareholder of Trust will have any preemptive right of subscription or purchase in respect thereof.

                  (l) The issuance of Acquiring Series Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

                  (m) Each Acquiring Series, upon filing of its first income tax return at the completion of its first taxable year, will elect to be a regulated investment company and until such time will take all steps necessary to ensure its qualification as a regulated investment company.

4. EXCHANGE DATE; VALUATION TIME. On the Exchange Date, Trust will deliver to Company a number of Acquiring Series Shares having an aggregate net asset value equal to the value of the assets of Company acquired by the Acquiring Series, less the value of the liabilities of Company assumed, determined as hereafter provided in this Section 4.

                  (a) The net assets of Company and each Acquired Series will be computed as of the Valuation Time, using the valuation procedures set forth in the Company Prospectus.

                  (b) The net asset value of each of the Acquiring Series Shares will be determined to the nearest full cent as of the Valuation Time, and shall be set at the net asset value per share of the corresponding Acquired Series as of the Valuation Time.

                  (c) The Valuation Time shall be 4:00 P.M., Eastern Standard Time, on June 27, 1997, or such earlier or later day as may be mutually agreed upon in writing by the parties hereto (the "Valuation Time").

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                  (d) The Acquiring Series shall issue its Acquiring Series
         Shares to Company on one share deposit receipt registered in the name of Company. Company shall constructively distribute in liquidation the Acquiring Series Shares received by it hereunder PRO RATA to its shareholders by redelivering such share deposit receipt to Trust's transfer agent, which will as soon as practicable make such modifications to the accounts for each Trust shareholder as may be necessary and appropriate.

                  (e) The Acquiring Series shall assume all liabilities of Company, whether accrued or contingent, described in subsection 1(c) hereof in connection with the acquisition of assets and subsequent dissolution of Company or otherwise, except that recourse for assumed liabilities relating to an Acquired Series shall be limited to the corresponding Acquiring Series.

5.       EXPENSES, FEES, ETC.   Each of Company and Trust shall be
responsible for its respective fees and expenses of the Reorganization. The Trust will be responsible for its organization costs. Company will be responsible for proxy solicitation and other costs associated with the Special Meeting.

6. EXCHANGE DATE. Delivery of the assets of Company to be transferred, assumption of the liabilities of Company to be assumed, and the delivery of Acquiring Series Shares to be issued shall be made at the offices of the Company, 309 Vine Street, Cincinnati, Ohio at 9:00 A.M. on June 30, 1997, or at such other time, date, and location agreed to by Company and Trust, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

7.       SPECIAL MEETING OF SHAREHOLDERS; DISSOLUTION.

                  (a) Company agrees to call a Special Meeting of its shareholders as soon as is practicable for the purpose of considering the transfer of all of the assets of Company to, and the assumption of all of the liabilities of Company by,the Acquiring Series as herein provided, authorizing and approving this Agreement, and authorizing and approving the liquidation and dissolution of Company, and it shall be a condition to the obligations of each of the parties hereto that the holders of capital stock, par value $.001, of Company shall have approved this Agreement, and the transactions contemplated herein, including the liquidation and dissolution of Company, in the manner required by law and Company's Articles of Incorporation at such a meeting on or before the Valuation Time.

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                  (b) Company agrees that the liquidation and dissolution of
         Company will be effected in the manner provided in Company's Articles of Incorporation and in accordance with applicable law, and that it will not make any constructive distribution of any Acquiring Series Shares to the shareholders of Company without first paying or adequately providing for the payment of all of Company's known debts, obligations and liabilities.

                  (c) Each of Company and Trust will cooperate with the other, and each will furnish to the other the information relating to itself required by the 1934 Act and 1940 Act and the rules and regulations thereunder to be set forth in the proxy solicitation materials to be prepared by Company and utilized in connection with the Special Meeting.

8.       CONDITIONS OF COMPANY'S OBLIGATIONS.  The obligations of
Company hereunder shall be subject to the following conditions:

                  (a) This Agreement shall have been authorized and the transactions contemplated hereby, including the liquidation and dissolution of Company, shall have been approved by the directors and shareholders of Company in the manner required by law.

                  (b) Trust shall have executed and delivered to Company an Assumption of Liabilities dated as of the Exchange Date pursuant to which the Acquiring Series will assume all of the liabilities, expenses, costs, charges and reserves of Company, contingent or otherwise, including liabilities existing at the Valuation Time and described in Section 1(c) hereof in connection with the transactions contemplated by this Agreement; provided that recourse for assumed liabilities relating to an Acquired Series shall be limited to the corresponding Acquiring Series.

                  (c) As of the Valuation Time and as of the Exchange Date, all representations and warranties of Trust made in this Agreement are true and correct in all material respects as if made at and as of such dates, Trust and the Acquiring Series have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied at or prior to each of such dates, and Trust shall have furnished to Company a statement, dated the Exchange Date, signed by Trust's President (or any Vice President) and Treasurer (or other financial officer) certifying those facts as of such dates.

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                  (d) There shall not be any material litigation pending or
         overtly threatened with respect to the matters contemplated by this Agreement.

                  (e) Company shall have received an opinion of Baker & Hostetler LLP, in form reasonably satisfactory to Company and dated the Exchange Date, to the effect that (i) Trust is a business trust validly existing under the laws of the State of Ohio, (ii) the Acquiring Series Shares to be delivered to Company as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by Trust and no shareholder of Trust has any preemptive right to subscription or purchase in respect thereof, (iii) this Agreement has been duly authorized, executed and delivered by Trust, and assuming due authorization, execution and delivery of this Agreement by Company, is a valid and binding obligation of Trust enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Trust's Declaration of Trust or its By-Laws or any provision of any agreement known to such counsel to which Trust or the Acquiring Series is a party or by which it is bound, (v) to the knowledge of such counsel no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Trust or the Acquiring Series of the transactions contemplated herein, except such as have been obtained under the 1933 Act, 1934 Act and 1940 Act and such as may be required under state securities or blue sky laws or as may be required under state business trust laws. In rendering such opinion Baker & Hostetler LLP may rely on certain reasonable assumptions and certifications of fact received from Company, Trust and certain of its shareholders.

                  (f) Company shall have received an opinion of Baker & Hostetler LLP addressed to Company, Trust and each Acquiring Series and in a form reasonably satisfactory to Company dated the Exchange Date, with respect to the matters specified in Section 9(e) of this Agreement. In rendering such opinion Baker & Hostetler LLP may rely on certain reasonable assumptions and certifications of fact received from Company, Trust and certain of its shareholders.

                  (g) All necessary proceedings taken by Trust in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably

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         shall be satisfactory in form and substance to Company and
         Baker & Hostetler LLP.

                  (h) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Company, contemplated by the Commission or any state regulatory authority.

                  (i) Trust and Company shall have received from the Commission, if necessary, a written order of exemption, satisfactory in form and substance to Trust and Company, exempting the Reorganization from the provisions of Section 17(a) of the 1940 Act.

                  (j) The Trust shall have authorized and entered into service provider agreements, including an Investment Advisory Agreement and Distribution Agreement, and adopted Distribution and Shareholder Service Plans and Agreements, identical in all material respects to those entered into and adopted by the Company.

                  (k) The Trust shall have taken all necessary action so that it shall be a registered open-end management investment company under the 1940 Act.

9. CONDITIONS OF TRUST'S OBLIGATIONS. The obligations of Trust and the Acquiring Series hereunder shall be subject to the following conditions:

                  (a) This Agreement shall have been authorized and the transactions contemplated hereby, including the liquidation and dissolution of Company, shall have been approved by the directors and shareholders of Company in the manner required by law.

                  (b) As of the Valuation Time and as of the Exchange Date, all representations and warranties of Company made in this Agreement are true and correct in all material respects as if made at and as of such dates, Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to each of such dates, and Company shall have furnished to Trust a statement, dated the Exchange Date, signed by Company's President (or any Vice President) and Treasurer (or other financial officer) certifying those facts as of such dates.

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                  (c) There shall not be any material litigation pending or
         overtly threatened with respect to the matters contemplated by this Agreement.

                  (d) Trust shall have received an opinion of Baker & Hostetler LLP, in form reasonably satisfactory to Trust and dated the Exchange Date, to the effect that (i) Company is a corporation validly existing under the laws of the State of Maryland, (ii) this Agreement has been duly authorized, executed and delivered by Company and, assuming due authorization, execution and delivery of this Agreement by Trust, is a valid and binding obligation of Company, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles, (iii) Company has power to assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, Company will have duly assigned, conveyed, transferred and delivered such Investments and other assets to Trust, (iv) the execution and delivery of this Agreement did not and the consummation of the transactions contemplated hereby will not, violate Company's Articles of Incorporation or its By-Laws, as amended, or any provision of any agreement known to such counsel to which Company is a party or by which it is bound, and (v) to the knowledge of such counsel no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Company of the transactions contemplated herein, except such as have been obtained under the 1933 Act, 1934 Act and 1940 Act and such as may be required under state securities or blue sky laws or state corporation laws. In rendering such opinion, Baker & Hostetler LLP may rely upon certain reasonable and customary assumptions and certifications of fact received from Trust, Company and certain of its shareholders.

                  (e) Trust shall have received an opinion of Baker & Hostetler LLP, addressed to Trust, each Acquiring Series and Company, in form reasonably satisfactory to Trust and dated the Exchange Date, to the effect that for Federal income tax purposes (i) the transfer of all or substantially all of Acquired Series' assets in exchange for the Acquiring Series Shares and the assumption by the Acquiring Series of liabilities of Acquired Series will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and each of the Acquiring Series and Acquired Series is a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by

         Acquired Series upon the transfer of the assets of the Acquiring Series in exchange for Acquiring Series Shares and the assumption by the Acquiring Series of the liabilities of Acquired Series or upon the constructive distribution of Acquiring Series Shares by Acquired Series to its shareholders in liquidation; (iii) no gain or loss will be recognized by the shareholders of Acquired Series upon the exchange of their shares for Acquiring Series Shares, (iv) the basis of the Acquiring Series Shares an Acquired Series shareholder receives in connection with the Reorganization will be the same as the basis of his or her shares exchanged therefor; (v) an Acquired Series shareholder's holding period for his or her Acquiring Series Shares will be determined by including the period for which he or she held Acquired Series shares exchanged therefor, provided that he or she held such shares as capital assets; (vi) no gain or loss will be recognized by the Acquiring Series upon the receipt of the assets of the corresponding Acquired Series in exchange for Acquiring Series Shares and the assumption by the Acquiring Series of the liabilities of the corresponding Acquired Series (vii) the basis in the hands of the Acquiring Series the assets of the corresponding Acquired Series transferred to the Acquiring Series will be the same as the basis of the assets in the hands of the corresponding Acquired Series immediately prior to the transfer and (viii) the Acquiring Series' holding periods of the assets of the corresponding Acquired Series will include the period for which such assets of the corresponding Acquired Series were held by the corresponding Acquired Series. In rendering such opinion, Baker & Hostetler LLP may rely upon certain reasonable and customary assumptions and certifications of fact received from Trust, Company, and certain of its shareholders.

                  (f) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Trust, contemplated by the Commission or any state regulatory authority.

                  (g) All necessary proceedings taken by Company in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to Trust and Baker & Hostetler LLP.

                  (h) Prior to the Exchange Date, each Acquired Series shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its investment company taxable income for its taxable year ended December 31, 1996 and the short taxable year beginning on January 1, 1997 and ending on the Valuation Time (computed without regard to any deduction for dividends paid), and all of its net capital gain realized in its taxable year ended December 31, 1996 and the short taxable year beginning January 1, 1997 and ending on the Valuation Time (after reduction for any capital loss carryover).

                  (i) Company shall have duly executed and delivered to Trust a bill of sale, assignment, certificate and other instruments of transfer ("Transfer Documents") as Trust may deem necessary or desirable to transfer all of Company's entire right, title and interest in and to the Investments and all other assets of Company to the Acquiring Series.

                  (j) Trust and Company shall have received from the Commission, if necessary, a written order of exemption, satisfactory in form and substance to Trust and Company, exempting the Reorganization from the provisions of Section 17(a) of the 1940 Act.

                  (k) The Trust shall have taken all necessary action so that it shall be a registered open-end management investment company under the 1940 Act.

10. TERMINATION. Trust and Company may, by mutual consent of their respective trustees or directors, terminate this Agreement, and Trust or Company, after consultation with counsel and by consent of their respective trustees or directors or an officer authorized by such trustees or directors, may, subject to Section 11 of this Agreement, waive any condition to their respective obligations hereunder.

11. SOLE AGREEMENT; GOVERNING LAW; AMENDMENTS. This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter and shall be construed in accordance with and governed by the laws of the State of Ohio.

         This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officer of Trust and Company; provided, however, that following the Special Meeting of Company's shareholders called by Company pursuant to Section 7 of this Agreement, no such amendment may have the effect of altering or changing the amount or kind of shares received by Company, or altering or changing to any material extent the amount or kind of liabilities assumed by Trust and the Acquiring Series, or altering or changing any other terms and conditions of the Reorganization if any of the alterations or changes, alone or in the aggregate, would materially adversely affect Company's shareholders without their further approval.

         This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.

                                       THE RIVERFRONT FUNDS, INC.

                                       By /s/ Stephen G. Mintos
                                         ------------------------------------
                                          Stephen G. Mintos, President

                                       THE RIVERFRONT FUNDS

                                       By /s/ Stephen G. Mintos
                                         ------------------------------------
                                          Stephen G. Mintos, President